Exhibit 11.  Statement re computation of per share earnings.


                             TORCHMARK CORPORATION
                       COMPUTATION OF EARNINGS PER SHARE


                                                        Three months ended June 30,
                                                       1997                       1996
                                                   ------------               ------------
    Net income                                      $74,590,110                $79,038,432
    Preferred dividends                                       0                          0
                                                   ------------               ------------

    Net income available to common shareholders     $74,590,110                $79,038,432
                                                    ===========                ===========

    Weighted average shares and common
      stock equivalents outstanding                  69,344,188                 71,749,366
                                                    ===========                ===========

    Primary earnings per share:

      Net income                                    $      1.08                $      1.10
                                                    ===========                ===========

                                                        Six months ended June 30,
                                                       1997                       1996
                                                   ------------               ------------
    Net income                                     $151,917,691               $155,312,704
    Preferred dividends                                       0                          0
                                                   ------------               ------------

    Net income available to common shareholders    $151,917,691               $155,312,704
                                                   ============               ============

    Weighted average shares and common
      stock equivalents outstanding                  69,573,749                 71,732,193
                                                   ============               ============

    Primary earnings per share:

      Net income                                   $       2.18               $       2.17
                                                   ============               ============
